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                                                                  EXHIBIT 10.19



                   [ALLEN & COMPANY INCORPORATED LETTERHEAD]


                                                               September 8, 1997

Confidential

2Way Media, Inc.
1632 Fifth Street
Santa Monica, CA 90401

Attn: Mr. Robert Roback
      Mr. Dave Goldberg

Gentlemen:

     We are pleased to confirm our mutual understanding concerning the retention by 2Way Media, Inc. (collectively with its subsidiaries and affiliates, the "Company" or "2Way") of Allen & Company Incorporated ("Allen") to act as the Company's exclusive financial advisor on the terms set forth herein. It is understood that the Company's main contact at Allen & Company shall be Stanley S. Shuman.

     2Way and Allen agree that:

     1. 2Way hereby engages Allen as its exclusive financial advisor, whereby Allen shall, upon the Company's request:

          a. Review with members of senior management the Company's financial plans, strategic plans and business alternatives;

          b. Advise the Company with respect to financing alternatives involving equity, debt and combinations thereof;

          c. Advise the Company with respect to acquisitions, joint ventures and strategic alliances which appear to us to provide opportunities for the Company or which you independently determine to pursue

          As compensation for services described in paragraph 1 above, the Company shall issue to Allen, upon execution of this Agreement, warrants to purchase that number of shares of the Company's common stock (the "Warrants") representing 7% of the outstanding common stock of the Company on a fully-diluted basis. The Warrants
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2Way Media, Inc.
September 8, 1997
Page 2

    shall be adjusted to take account of newly issued common stock which is expected to be issued in connection with the private placement which the company has discussed with Allen. The Warrants shall be exercisable at any time up to the fifth anniversary of the date of issuance at an exercise price of $0.25 per share. The terms and provisions of the Warrants are set forth in Exhibit A attached hereto.

    In connection with each completed Transaction (as hereinafter defined) whereby Allen acts as financial advisor to the Company, the Company will pay Allen an additional fee to be mutually agreed upon, such fee to be consistent with the market practice for such financial advisory service as provided by nationally-recognized investment banking firms.

    "Transaction" as used herein shall mean any acquisition, investment, business combination, merger, sale of stock or assets, joint venture, recapitalization, or any similar financial transaction or event not in the ordinary course of trade or business, involving the Company and a third-party.

    With respect to any debt or equity underwriting or private placement, the Company shall offer a right of first refusal to Allen to act as its exclusive financial advisor in connection therewith and will pay Allen an additional fee to be mutually agreed upon, such fee to be consistent with the market practice for such services as provided by nationally-recognized investment banking firms.

3. In addition to any fees described above, whether or not any Transaction is consummated, the Company shall reimburse Allen, upon request from time to time, for all reasonable out-of-pocket expenses incurred in connection with our engagement hereunder, including fees and disbursements of our counsel (including those incurred in representing Allen in the preparation, negotiation and execution of this engagement letter).

4. The initial term of this engagement shall be for a period of three years from the date hereof and may be extended as the parties shall mutually agree, subject to the establishment of arrangements for additional compensation and other appropriate terms for such extension.

    Notwithstanding termination of this engagement or completion of any assignment hereunder, however, Allen shall be entitled to the payment of a fee for any Transaction as established pursuant to paragraph 2 hereof, whether or not such Transaction relates to an entity introduced or identified by Allen, if such Transaction is consummated, or if any agreement or arrangement respecting such Transaction is made, prior to the expiration of the term or the termination of this engagement. Allen shall also be entitled to the payment of such fee if after the date of expiration or termination, but prior to the first anniversary of such date, the Company or any of its securityholders or affiliates consummates or reaches an agreement or arrangement with respect to a Transaction with any entity identified by or introduced to the Company through Allen or with which Allen had contact on behalf of the Company
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2Way Media, Inc.
September 8, 1997
Page 3

            Any termination of this engagement pursuant to this paragraph 4 shall otherwise be without liability or continuing obligation for either party, except for fees or other compensation earned or expenses incurred by Allen up to the date of termination, or fees which may be earned after such date as provided above. Furthermore, the provisions of paragraph 7 hereof relating to indemnification and contribution shall remain operative and in full force and effect, notwithstanding the termination of this engagement or the completion of any or all assignments hereunder.

      5. Prior to any press release or other public disclosure relating to our services hereunder, the Company and Allen shall confer and reach an agreement upon the contents of any such disclosure. Notwithstanding the foregoing, except as required by any applicable law, rule or regulation, no party shall make any public announcement regarding this engagement or our relationship with the Company hereunder without the prior consent of the other party.

      6. The Company shall provide Allen all information material to its business and operations as well as any other relevant information which Allen reasonably requests in connection with the performance of its services hereunder. The Company understands that Allen may, in coordination with the Company, be providing such information to prospective purchasers or investors and other appropriate parties, but that Allen shall not in any respect be responsible for the accuracy or completeness of any and all such information. In addition, the Company acknowledges that, in rendering its services hereunder, Allen will be using and relying on information available from public sources and other sources deemed reliable by Allen, without independent verification by Allen. Allen does not assume responsibility for the accuracy or completeness of any such information.

      7. The Company agrees that in the event Allen or any of Allen's officers, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Allen, an "Indemnified Person"), become involved in any capacity (whether or not as a party) in any action, claim, proceeding or investigation (including any securityholder action or claim or any action brought by or in the right of the Company) related to or arising out of our engagement, including any related services already performed and any modifications or future additions to such engagement, the Company will promptly upon demand advance to such Indemnified Person, or reimburse each such Indemnified Person for, its legal and other expenses (including the cost of any investigation and preparation) as and when they are to be incurred, or are incurred, in connection therewith.

            In addition, the Company will indemnify and hold harmless each Indemnified Person from and against, and no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including, without limitation, attorney's fees and expenses) related to or arising out of our engagement, any services provided thereunder or any transactions or proposed transactions related
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2Way Media, Inc.
September 8, 1997
Page 4


          thereto, including any related services already performed and any modifications or future additions to such engagement, whether or not any pending or threatened action, claim proceeding or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by or on behalf of the Company and whether or not in connection with any action, claim, proceeding or investigation in which the Company or any Indemnified Person is a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted directly and primarily from such Indemnified Person's bad faith or gross negligence.

          If for any reason the foregoing indemnification is held unenforceable, then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Company and its securityholders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by this engagement, as well as the relative fault of the Company and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. The Company agrees that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for or be required to contribute amounts which in the aggregate exceed the fees, if any, actually paid to Allen for such financial advisory services.

          The Company's reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which the Company may otherwise have and shall not be limited by any rights Allen or any other Indemnified Person may otherwise have. The Company agrees that, without Allen's prior written consent, which will not be unreasonably withheld, the Company will not settle; compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not Allen or any other Indemnified Person is an actual or potential party to such claim, action, proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation.

          The provisions of this Paragraph 7 shall remain in effect indefinitely, notwithstanding the completion of this assignment, the expiration of the term hereof or any other termination of this engagement.

     8. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound hereby. This agreement, and any claim related directly or indirectly to this agreement, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements executed and to be fully performed therein. The parties hereby irrevocably and unconditionally submit (to the extent permitted by law) to the

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2Way Media, Inc.
September 8, 1997
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          nonexclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York for any legal action or proceeding arising out of this agreement or Allen's engagement hereunder, and each of the parties hereby irrevocably consents to service of process in any such action or proceeding by certified or registered mail at the address for such party set forth above. Allen and the Company (on the Company's own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of our engagement. The obligations of this agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Indemnified Persons hereunder and any of their successors, assigns, heirs and personal representatives.

     Please confirm that the foregoing is in accordance with your understanding of the terms of our engagement by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement between us.

                                        Very truly yours,


                                        ALLEN & COMPANY INCORPORATED



                                        By: /s/  STANLEY S. SHUMAN
                                            -------------------------------
                                                 Stanley S. Shuman
                                                 Executive Vice President


Accepted and agreed to
as of the date first above written:

2WAY MEDIA, INC.


By: /s/ ROBERT D. ROBACK
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Date:  9/10/97
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